UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6l(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to §240.14a-12

LEE ENTERPRISES, INCORPORATED
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required

☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

☐    Fee paid previously with preliminary materials

LEE ENTERPRISES, INCORPORATED
4600 E. 53rd Street
Davenport, IA 52807

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD February 22, 2024

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Lee Enterprises, Incorporated (the “Company”) will be held on February 22, 2024, at 9:00 a.m. Central Time (“Annual Meeting”). This year's Annual Meeting will be held exclusively online in a virtual meeting format, allowing shareholders to listen, vote, and submit questions conveniently from their own home or other remote location. The Company’s Board of Directors (the “Board”) has determined that conducting an exclusively online meeting will increase shareholder accessibility, improve meeting efficiency, and reduce costs, both to the Company and those shareholders who attend and participate in the Annual Meeting. Shareholders may attend and participate in the Annual Meeting by logging in at http://www.virtualshareholdermeeting.com/LEE2024. At the Annual Meeting, you will be asked to:

1.Elect two directors, each for a term of three years expiring at the 2027 annual meeting of the shareholders;

2.Approve, by non-binding vote, the Company’s compensation of its named executive officers (“Say-On-Pay” vote);

3.Ratify the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm for fiscal year ending September 29, 2024; and

4.Transact any other business that is properly brought before the Annual Meeting.

The Board has fixed the close of business on December 29, 2023, as the record date for the Annual Meeting (“Record Date”). Only shareholders of record at that time are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder, for any purpose germane to the Annual Meeting, at the Annual Meeting and for 10 days prior to the Annual Meeting during ordinary business hours at 4600 E. 53rd Street, Davenport, IA 52807, the Company’s principal executive offices.

We are furnishing our proxy materials to you under Securities and Exchange Commission rules that allow public companies to deliver proxy materials to their shareholders using the Internet. On or about January 12, 2024, you were provided with a Notice of Internet Availability of Proxy Materials (“Notice”) and provided access to our proxy materials over the Internet.

We encourage you to attend and participate in the Annual Meeting. However, it is important that your shares be represented whether or not you plan to attend. Even if you plan to attend the Annual Meeting, please vote as instructed in the Proxy Statement as promptly as possible to ensure your vote is recorded. Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. If you attend the meeting and your shares are registered in your name, you may withdraw your proxy at that time and vote your shares during the Annual Meeting.

i

THE BOARD RECOMMENDS VOTING
“FOR ALL” OF THE BOARD’S NOMINEES ON PROPOSAL 1,
“FOR” PROPOSAL 2, AND
“FOR” PROPOSAL 3.

Regardless of the number of shares of Company Common Stock you own, your vote is important. Thank you for your continued support, interest, and investment in Lee Enterprises.

This Notice of the Annual Meeting and the accompanying Proxy Statement are first being made available to shareholders of record as of December 29, 2023, on or about January 12, 2024.

If you have any questions or require any assistance in voting your shares, please contact our proxy solicitor:

Morrow Sodali LLC
509 Madison Avenue Suite 1206
New York, NY 10022
Shareholders Call Toll Free: 800-662-5200
Banks, Brokers, Trustees, and Other Nominees Call Collect: 203-658-9400
Email: LEE@investor.MorrowSodali.com

EXPLANATORY NOTE

Lee Enterprises, Incorporated (the “Company”) is a “smaller reporting company,” as defined by Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has elected to provide in this Proxy Statement certain scaled disclosures permitted under the Exchange Act for smaller reporting companies. Under the scaled disclosure obligations, the Company is not required to provide, among other things, a Compensation Discussion and Analysis, a compensation committee report and certain other tabular and narrative disclosures relating to executive compensation.

LEE ENTERPRISES, INCORPORATED
PROXY STATEMENT
2024 ANNUAL MEETING OF SHAREHOLDERS
This proxy statement (including all appendices attached hereto, this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of Lee Enterprises, Incorporated, a Delaware corporation (the “Company”) for use at the Company’s 2024 annual meeting of shareholders (including an adjournments, postponements, or continuations thereof, the “Annual Meeting”). Unless the context otherwise requires, references in this proxy statement to the “Company,” “we,” “us,” “our”,” and similar terms refer to Lee Enterprises, Incorporated.
2024 Proxy Statement Summary
This summary highlights information contained elsewhere in this Proxy Statement, including under “Executive Compensation.” Unless otherwise indicated, references to “2023,” “2022,” “2021” and the like refer to the fiscal year ending, or ended, the last Sunday in September. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement and annual report carefully before voting.
Annual Meeting of Shareholders

Date and Time	February 22, 2024, 9:00 a.m. Central Time
Place	http://www.virtualshareholdermeeting.com/LEE2024
Record Date	December 29, 2023 (“Record Date”)
Proxy Materials
The Notice of the Annual Meeting, this Proxy Statement, and the accompanying proxy card are first being mailed or made available on or about January 12, 2024, to shareholders of record as of the Record Date.

Proposals and Board Recommendations for Voting

Proposals:	Unanimous Board Recommendation:	For more detail, see page:
Proposal 1 — Election of Two Directors, Each For a Term of Three Years	FOR ALL	9

Proposal 2 — Non-Binding Approval of the Company’s Compensation of its Named Executive Officers (“Say-On-Pay” vote)	FOR	14

Proposal 3 - Ratification of Selection of BDO USA, P.C.	FOR	15

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why Am I Receiving These Proxy Materials?
The Board is soliciting your vote at the Annual Meeting to be held on February 22, 2024, at 9:00 a.m. Central Time, by live webcast at http://www.virtualshareholdermeeting.com/LEE2024, for the purposes set forth in this Proxy Statement. These materials were first sent or made available to shareholders on January 12, 2024, by Internet, or, upon your request, by mail. You are invited to attend and participate in the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.
When and Where Will The Annual Meeting Be Held?
The Annual Meeting is scheduled to be held at 9:00 a.m. Central Time, on February 22, 2024. The Annual Meeting will be an exclusively virtual meeting. There will be no physical location. The meeting will only be conducted by live webcast at http://www.virtualshareholdermeeting.com/LEE2024.
How can I Attend and Participate in the Annual Meeting?
Attendance at the Annual Meeting will be limited to shareholders as of the Record Date, their authorized representatives, and guests of the Company. To participate in the virtual meeting, visit http://www.virtualshareholdermeeting.com/LEE2024 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 8:30 a.m. Central Time on February 22, 2024. The meeting will begin promptly at 9:00 a.m. Central Time on February 22, 2024.
How Do I Submit a Question at the Annual Meeting?
If you wish to submit a question, you may do so in two ways. If you want to ask a question before the meeting, prior to 11:59 p.m. Central Time on February 21, 2024, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Questions for Management,” type in your question, and click “Submit.” Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at http://www.virtualshareholdermeeting.com/LEE2024, type your question into the “Ask a Question” field, and click “Submit.”
Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at http://www.virtualshareholdermeeting.com/LEE2024. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.
What If I Have Technical Difficulties Accessing or Participating In the Annual Meeting?
If you encounter technical difficulties with the virtual meeting platform on the meeting day, please reach out to the technical support team using the contact information available on the virtual meeting website at www.virtualshareholdermeeting.com/LEE2024. Technical support will be available starting at 8:30 a.m. Central Time on February 22, 2024, and will remain available until thirty minutes after the meeting has finished.

What Is Included In These Materials?
These materials include:
•This Proxy Statement for the Annual Meeting; and
•Our Annual Report on Form 10-K for the year ended September 24, 2023 (the “Annual Report”), as filed with the Securities and Exchange Commission (“SEC”) on December 8, 2023.
What Matters Will Be Voted On At The Annual Meeting?
We are aware of three matters that shareholders may vote on at the Annual Meeting. The following items are each listed on the proxy card:
•The election to our Board of two nominees named in this Proxy Statement (Proposal 1);
•The approval, by non-binding vote, of the Company’s compensation of its named executive officers (the “say-on-pay” vote) (Proposal 2); and
•The ratification of our Board’s selection of BDO USA, P.C. as the Company’s independent registered public accounting firm (Proposal 3).
We will also transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Could Other Matters Be Decided At The Annual Meeting?
The Board does not intend to present to the Annual Meeting any business other than the proposals described in this Proxy Statement. Our Board is not aware of any other business to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the individuals named as proxies, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters to the extent authorized by Rule 14a-4(c) of the Exchange Act.
What Are The Board's Voting Recommendations?
The Board recommends that you vote your shares:
•FOR ALL of the nominees to the Board (Proposal 1);
•FOR the non-binding approval of the Company’s compensation of its named executive officers (the “say-on-pay” vote) (Proposal 2); and
•FOR ratification of the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm (Proposal 3).
How May I Obtain A Printed Copy Of The Proxy Materials?
To receive free of charge a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, shareholders may write or call our offices at the following:
Lee Enterprises, Incorporated
Attn: Investor Relations
4600 E. 53rd Street
Davenport, IA 52807
(563) 383-2100

Shareholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information.
Who May Vote At The Annual Meeting?
Each share of our common stock, par value $0.01 (“Common Stock”), has one vote on each proposal. Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. As of the Record Date, there were 6,142,003 shares of Common Stock outstanding.
How Many Votes Can Be Cast By All Shareholders?
6,142,003 votes, consisting of one vote for each share of Common Stock outstanding on the Record Date. There is no cumulative voting, and the holders of the Common Stock vote together as a single class.
How Can I Convert Former Class B Common Stock Into Common Stock?
In 2011, all shares of Class B Common Stock were converted into an equal number of shares of Common Stock, in accordance with sunset provisions for Class B Common Stock established in 1986. If you still hold certificates for Class B Common Stock, contact our transfer agent, EQ Shareowner Services (“Equiniti”), at 1-800-468-9716 to have the shares converted to Common Stock.
What Is The Difference Between A Shareholder Of Record And A Beneficial Owner Of Shares Held In Street Name?
Shareholder of Record. You are the “shareholder of record” for any Company shares that you own directly in your name in an account with the Company’s transfer agent, Equiniti.
Beneficial Owner of Shares Held in Street Name. You are the “beneficial owner” of shares held in street name if your Company shares are held in an account with a broker, bank, or other nominee as custodian on your behalf. The broker, bank, or other nominee is considered the shareholder of record of these shares. As the beneficial owner, you have the right to instruct the broker, bank, or other nominee how to vote the Company shares in your account. Please refer to the voting instructions provided by your bank, broker, or other nominee to direct it how to vote your shares. You are also invited to attend the Annual Meeting; however, because you are not the shareholder of record, you will not be able to vote the shares of which you are the beneficial owner in person at the Annual Meeting unless you obtain a legal proxy from the shareholder of record authorizing you to vote the shares.
What Is The Quorum Requirement For The Annual Meeting?
A majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum if you:
•Are entitled to vote and you are present in person at the Annual Meeting; or
•Have properly voted on the Internet, by telephone or by submitting a proxy card or voting instruction form by mail.
Abstentions and broker non-votes (if any) are counted as present for purposes of establishing a quorum at the Annual Meeting. For additional information regarding broker non-votes, please see the section titled “About the Annual Meeting-What Happens If I Do Not Give Specific Voting Instructions?” in this Proxy Statement.

A properly executed proxy marked “withhold” with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the Annual Meeting but will not be considered to have been voted for the director nominee.
How Do I Vote?
Whether you are a shareholder of record or hold any of your shares in “street name,” such as in a stock brokerage account or through a bank or other nominee, you may vote in the following ways:

By Phone	By Internet
Vote by dialing the number on the proxy card/voting instruction form and following the easy voice prompts	Follow the instructions included on the proxy card/voting instruction form
By Mail	By Virtual Meeting
If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it.	Attend the Virtual Meeting
The deadline for voting by telephone or by Internet will vary depending upon how you vote your shares. Please follow the instructions shown on your proxy card or voting instruction form.
If you are not the shareholder of record, please refer to the voting instructions provided by your bank, broker, or other nominee to direct it how to vote your shares. Your vote is important. You are also invited to attend the Annual Meeting; however, if you are not the shareholder of record, you may not vote these shares at the Annual Meeting unless you obtain a legal proxy from the shareholder of record authorizing you to vote the shares.
Certain of our shareholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you submit every proxy card or voting instruction form you receive.
How Can I Revoke My Proxy Or Change My Vote After I Vote?
If you are a shareholder of record, you may revoke your proxy or change your vote prior to the Annual Meeting by:
•Voting again via the Internet or by telephone;
•Signing, dating, and returning a new proxy card or voting instruction form with a later date;
•Signing, dating, and mailing an instrument revoking the proxy to Lee Enterprises, Incorporated, at 4600 E. 53rd Street, Davenport, Iowa 52807, the Company’s principal executive offices; or
•Attending the Annual Meeting and voting.
If you are a beneficial owner of your shares and you have instructed your bank, broker, or other nominee to vote your shares, you may change your vote prior to the Annual Meeting by following directions provided by your bank, broker, or other nominee to change such voting instructions.
What Happens If I Do Not Give Specific Voting Instructions?
Shareholders of Record. If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owners. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Proposals 1 and 2 included in this Proxy Statement are considered to be non-routine matters, and therefore brokers, banks or other nominees will not have authority to vote your shares if you do not provide them with specific voting instructions.
What Is The Voting Requirement To Approve Each Of The Proposals?
Proposal 1 – Election of Directors. The affirmative vote of the holders of a MAJORITY of the shares of our Common Stock, represented virtually or by proxy at the Annual Meeting and entitled to vote on the matter, is required to elect directors. If you do not vote for a particular nominee, or if you indicate on your proxy card, via the Internet or by telephone that you want to withhold authority to vote for a particular nominee, then your shares will not be voted for that nominee.
Proposal 2 – Non-Binding Approval of the Company’s Compensation of Its Named Executive Officers (the “Say-On-Pay” vote). The affirmative vote of a MAJORITY of the shares of our Common Stock, represented virtually or by proxy at the Annual Meeting, will be considered an approval of the say-on-pay vote on an advisory, non-binding basis. However, our Board values the opinion of our shareholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers. In addition, the say-on-pay vote is considered a non-routine item, so there may be broker non-votes with respect to the proposal.
Proposal 3 - Ratification of Selection of BDO USA, P.C. The affirmative vote of a MAJORITY of the shares of our Common Stock, represented in person or by proxy at the Annual Meeting and entitled to vote on the matter, is required to ratify the selection of BDO USA, P.C. If the shareholders do not ratify the appointment, the Audit Committee of the Board (the "Audit Committee") will consider any information submitted by the shareholders in determining whether to retain BDO USA, P.C. as the Company’s independent registered public accounting firm for 2024. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders.
How Do Abstentions, Broker Non-Votes and Unmarked Proxy Cards Affect The Voting Results?
Abstentions and Broker Non-Votes. Abstentions will have no effect with respect to proposals 2 and 3, and broker non-votes will have no effect with respect to all three proposals.
Unmarked Proxies. If you sign and return a proxy card or otherwise vote as directed herein, but do not mark how your shares are to be voted, the individuals named as proxies therein will vote your shares in accordance with the recommendation of the Board on all three proposals; therefore, if no direction is made, an unmarked proxy will be voted:
•FOR ALL of the nominees recommended by our Board of Directors;
•FOR the non-binding approval of the Company’s compensation of its named executive officers (the “say-on-pay” vote); and
•FOR ratification of the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm for fiscal year ending September 29, 2024

If permitted, in their discretion, the proxies named therein will be authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
Is My Vote Confidential?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:
•As necessary to meet applicable legal requirements;
•To allow for the tabulation and certification of votes; and
•To facilitate a successful proxy solicitation.
Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to our management and the Board.
Where Can I Find The Voting Results Of The Annual Meeting?
Voting results will be tallied by the inspector of election. The Company will report the preliminary results in a Current Report on Form 8-K, to be filed with the SEC within four business days following the Annual Meeting, and the final results as soon as practicable following certification by the inspector of election.
Who Is Paying The Costs Of Proxy Solicitation?
The Company will bear the cost of the solicitation of proxies by the Company. For additional information regarding the cost of this solicitation, please see the section titled “Additional Information-Costs of Solicitation” in this Proxy Statement.
What Is The Deadline To Propose Actions For Consideration, Or To Nominate Individuals To Serve As Directors, At The 2025 Annual Meeting Of Shareholders?
Shareholder Proposals for Inclusion in the Proxy Statement for the 2025 Annual Meeting
Shareholders interested in submitting a proposal considered for inclusion in the Company’s proxy statement for the 2025 annual meeting of shareholders (“2025 annual meeting”) must follow the procedures set forth in Rule 14a-8 under the Exchange Act. Proposals must be submitted to us by registered, certified, or express mail to the attention of the Company’s Corporate Secretary at our principal executive offices. In general, to be considered for inclusion in our proxy statement and form of proxy relating to the 2025 annual meeting, the Company has determined that shareholder proposals pursuant to Rule 14a-8 must be received no later than the close of business on September 16, 2024.
Director Nominations for Inclusion in the Proxy Statement for the 2025 Annual Meeting (“Proxy Access”)
Under the proxy access provision in our By-Laws, an eligible shareholder or group of up to 20 shareholders owning at least 3% of our Common Stock continuously for three years may elect to nominate up to two individuals or 20% of the Board, whichever is greater, for election at the 2025 annual meeting, and to have those individuals included in our proxy statement for that meeting. If a shareholder or group of shareholders wishes to nominate one or more director candidates to be included in the Company’s proxy statement for the 2025 annual meeting pursuant to these proxy access provisions in Article II, Section 12 of the By-Laws, notice must be received by the Secretary of the Company at the Company’s principal executive offices no earlier than the close of business on August 15, 2024 and no later than the close of business on September 16, 2024. However, if the date of the 2025 annual meeting is more than 30 days before or more than 60 days after the first anniversary of the date of the Annual Meeting, such notice must be received by the Secretary of the Company at the Company’s principal executive offices no earlier than the close of business on the date that is 150 days in advance of the date of the 2025 annual meeting and no later than the close of business on the later of 120 days in advance of the 2025 annual meeting or 10 days following the date we first publicly announce the date of 2025 annual meeting. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our By-Laws.
Other Proposals or Director Nominations for Presentation at the 2025 Annual Meeting
Shareholders who wish to nominate one or more individuals to serve as directors or to bring business before the 2025 annual meeting (other than nominations pursuant to our proxy access bylaw or a shareholder proposal in accordance with Rule 14a-8), must notify the Secretary of the Company in writing and provide the information required by Article II, Section 2 of our By-Laws. The notice must be made to the attention of the Company’s Corporate Secretary and delivered to, or mailed and received at the Company’s principal executive offices no earlier than the close of business on October 25, 2024, and no later than the close of business on November 25, 2024. However, if the date of the 2025 annual meeting is more than 30 days before or more than 70 days after the first anniversary of the date of the Annual Meeting, such notice must be made to the attention of the Company’s Corporate Secretary and delivered to, or mailed and received at the Company’s principal executive offices no earlier than the close of business on the 120th day in advance of the 2025 annual meeting and no later than the close of business on the later of 90 days in advance of the 2025 annual meeting or 10 days following the date we first publicly announce the date of 2025 annual meeting. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our By-Laws.
In addition to satisfying the requirements of the By-Laws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act (the universal proxy rules), shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide written notice to the Secretary of the Company that sets forth all the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at the Company’s principal executive offices no later than December 24, 2024.
A copy of our By-Laws was filed with the SEC as Exhibit 3.1 to our Current Report on Form 8-K on June 27, 2019. That document may be located on our website www.lee.net. Click on “Investors,” then “Financials & Filings” and “SEC filings.”

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting:
The Company’s Proxy Statement, form of proxy card, and 2023 Annual Report on Form 10-K are available at www.proxyvote.com

PROPOSAL 1 - ELECTION OF DIRECTORS
At the Annual Meeting, two directors on our nine-member Board are to be elected for three-year terms expiring at the annual meeting in 2027. Each of the individuals named below is a nominee of the full Board for election as a director at the Annual Meeting. Our Board has examined the relationship between each of our non-employee directors and the Company and has determined that Mr. Fletcher and Dr. McAlmont qualify as “independent” directors in accordance with The Nasdaq Stock Market LLC (“Nasdaq”) listing requirements (“Nasdaq rules”) and SEC rules. The current terms of the nominees, Mr. Fletcher and Dr. McAlmont, expire in 2024.
Each nominee has provided a consent permitting the Company to name such nominee in this Proxy Statement and stating that such nominee consents to serve if elected as a director, and the Board has no reason to believe that any nominee will be unable to serve. However, if, before the election, any nominee is unable to serve or for good cause will not serve (a situation that we do not anticipate), the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the Board (unless the Board reduces the number of directors to be elected). If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies each substitute nominee, discloses that such nominee have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominee required by the rules of the SEC.
The Board recommends you vote FOR ALL of the Board’s nominees for director.
The following material contains information concerning the Board’s nominees, including their period of service as a director, their recent employment, other directorships, including those held during the past five years with a public company or registered investment company, and age as of the Annual Meeting.
NOMINEES FOR ELECTION AS DIRECTORS WITH TERMS EXPIRING IN 2027
Steven C. Fletcher, 56, Director since 2020
Mr. Fletcher has served as the Chief Executive Officer of technology company Explorer Parent LLC, a firm that sponsors special purpose acquisition companies (SPACs), since July 2020, an advisor to Carney Technology Acquisition Corp. II (NASDAQ: CTAQ) since December 2020, an advisor to Epiphany Technology Acquisition Corp. (NASDAQ: EPHY) since January 2021, an advisor to BioPlus Acquisition Corp. (NASDAQ: BIOS) since January 2021 and an advisor to Enterprise 4.0 Technology Acquisition Corp. (NASDAQ: ENTF) since October 2021. He served from 2013 to August 2022 as an independent director of atVenu, a leading live event commerce platform, where he was a member of the Audit and Compensation Committees, and as an independent director of Life Signals, Inc. a healthcare technology company since November 2021. From 2003 to May 2018, Mr. Fletcher was a Managing Director, Co-Head of the Digital Media Group and Head of the Software Group at GCA Savvian, a global investment bank. He was also a member of the firm’s Management Committee. From 1994 until 2002, Mr. Fletcher worked at Goldman, Sachs & Co., where he held a number of leadership roles including Head of the Private Placement Group, Head of the IT Services sector and Co-Head of the Hardware, Storage, EMS, and Internet Infrastructure sectors. He began his career at Deloitte & Touche as a CPA. Mr. Fletcher received a B.A. in Economics from UCLA and an M.B.A. from the Wharton School of the University of Pennsylvania.
Mr. Fletcher is the Chairman of the Audit Committee, and a member of the Nominating and Corporate Governance Committee and Executive Compensation Committee.
Mr. Fletcher brings to the Board more than 20 years of experience in the investment banking industry, and he has extensive expertise with respect to debt and equity financing, strategic transactions, capital allocation, capital markets and corporate financial management, particularly in the digital media sector. He also has significant experience with corporate governance through prior service on several boards. His experience enables him to provide strong oversight of financial and disclosure responsibilities, controls, and procedures, and he serves as one of the Audit Committee’s designated financial experts.
Shaun McAlmont, 58, Director since May 2022
Dr. McAlmont is a seasoned executive with deep experience overseeing successful digital transformations, change management and strategic partnerships. In early 2022, Dr. McAlmont joined a cybersecurity training company, NINJIO, LLC, as President and CEO, after serving since 2018 as the President of Career Learning at Stride, Inc. (NYSE: LRN), a $1.5 billion technology-based education company, where he led a multi-year digital transformation that doubled the size of the career learning business through the introduction of new IT, business and healthcare career training programs, three acquisitions, and strategic corporate and higher education partnerships. From 2015 to 2017, he was the President and CEO of Neumont College of Computer Science, a for-profit training institution. Dr. McAlmont also served as the President and CEO of Lincoln Educational Services (NASDAQ: LINC) from 2005 to 2015. Dr. McAlmont held senior-level manager positions at Alta Colleges, where he pioneered online learning at scale, and Heald Colleges from 1991 to 2005, after beginning his career at Stanford University. Dr. McAlmont received a Bachelor of Science degree in Psychology from Brigham Young University and multiple graduate degrees in the education field, including a Doctorate of Higher Education Management from the University of Pennsylvania. He recently completed the Board Education Program at Stanford University Directors College. Dr. McAlmont is a member of the BorgWarner (NYSE: BWA) board of directors, where he serves on its compensation committee.
Dr. McAlmont is a member of the Executive Compensation Committee.
Dr. McAlmont brings to the Board more than 25 years of career leading successful digital transformations at scale in online learning and workforce training and has leveraged past learnings to drive growth and generate value at several companies. He has significant executive leadership and public company board experience.
INCUMBENT DIRECTOR WITH TERM EXPIRING IN 2024

Gregory P. Schermer, 69, Director since 1999

Mr. Schermer served as Vice President — Strategy of the Company from March 2012 until his retirement in September 2016. From 1989 to July 2006, Mr. Schermer served as Corporate Counsel of the Company, and from July 2006 until October 2012, he served as Vice President — Interactive Media of the Company. Mr. Schermer led the development of the Company’s digital media strategies and platforms, including the successful expansion of TownNews and represented the Company in several industry digital media initiatives, including The Local Media Consortium (the “Consortium”), a group of 82 companies that create digital partnerships for local media operations. Mr. Schermer served as a member of the Consortium’s executive committee.

Mr. Schermer is a member of the Audit Committee and Nominating and Corporate Governance Committee.

Mr. Schermer provides the Board with insight and operational perspective on the Company’s digital media strategies and his in-depth understanding of the Company’s business, strategy and operations makes him well-qualified to provide guidance to the Board in its oversight of the Company’s digital transformation. Through his former role as the Company’s corporate counsel, he also provides the Board with valuable insight on legal matters, compliance and risk assessment, and corporate governance.

As a result of Mr. Schermer’s term expiring and not being renominated for a new term, the Board will be reduced to eight members, effective as of the 2024 Annual Meeting.

INCUMBENT DIRECTORS WITH TERMS EXPIRING IN 2025
Mary E. Junck, 76, Director since 1999
Mary E. Junck was elected Executive Chairman of the Company in February 2016 and elected Chairman in February 2019. She joined the Company in 1999 as Executive Vice President and Chief Operating Officer. She became president in 2000, Chief Executive Officer in 2001 and Chairman in January 2002. She previously held senior executive positions at the former Times Mirror Company, where she was responsible for the operations of Newsday, The Baltimore Sun (publisher and chief executive officer), the Hartford Courant, The Morning Call, Southern Connecticut Newspapers and St. Paul Pioneer Press (publisher and president). She also had responsibility for Times Mirror magazines and StayWell, Times Mirror’s consumer health company. She was a member of the board of directors of The Associated Press from 2004 to 2017 and was chairman from 2012 to 2017. Since October 2016, Ms. Junck has served as a director of Postmedia Network Canada Corp. (TSE: PNC.A), a public company based in Toronto, Canada, that owns numerous newspapers and associated online platforms throughout Canada.
Ms. Junck is a member of the Nominating and Corporate Governance Committee and the Executive Compensation Committee.
Ms. Junck’s in-depth knowledge of the Company and the publishing industry, in which she has worked in executive and senior management positions for more than 32 years, enables her to lead the Board effectively in her capacity as Chairman. Ms. Junck provides a valuable and unique perspective in Board deliberations about the Company’s business, competitive landscape, strategic relationships and opportunities, senior leadership and operational and financial performance. As Chairman, Ms. Junck serves as an advisor to the Chief Executive Officer and provides overall leadership for the Board. Her experience provides her with a thorough understanding of strategic direction and partnerships, financial matters and board management.
Herbert W. Moloney III, 72, Director since 2001
From December 2006 until his retirement in July 2011, Mr. Moloney was President and Chief Operating Officer of Western Colorprint, Inc., a privately held company that provided advertising supplements and commercial printing services to the publishing industry. From April 2005 to November 2006, Mr. Moloney was President and Publisher of the Washington Examiner. From 2000 to March 2005, Mr. Moloney was the Chief Operating Officer, North America, and an Executive Vice President of Vertis, Inc., a premium provider of targeted advertising and marketing solutions to leading retail and consumer services companies.
Mr. Moloney is Chairman of the Executive Compensation Committee and a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Moloney has been designated as the Company’s Lead Director by the independent directors to preside over executive sessions of non-management directors, among other duties.
Mr. Moloney brings to the Board more than 30 years of executive and management experience in the publishing and television industries. His extensive relevant industry and executive leadership experience provides him with substantive knowledge about a variety of issues that are related to the Company’s business, including digital and print advertising and marketing, operations and strategy development.
Kevin D. Mowbray, 62, Director since 2016
Mr. Mowbray was elected as the Company’s President and Chief Executive Officer (“CEO”) in February 2016. Prior to his election as CEO, Mr. Mowbray was the Company’s Executive Vice President and Chief Operating Officer from April 2015, and served as Vice President and Chief Operating Officer since 2013. He previously was publisher of the Company’s largest newspaper, the St. Louis Post-Dispatch, from 2006 to 2013, where he drove the Company’s digital efforts and piloted many significant digital products and initiatives. Mr. Mowbray is a member of the News Media Alliance board of directors, where he also serves on its executive committee and is the chair of the board of trustees of the American Press Institute. He is also a member of the board of directors of the Associated Press.
As President and CEO, Mr. Mowbray has direct responsibility for all aspects of the Company’s operations, including more than 77 markets in 26 states and the corporate staff, with special focus on digital growth, revenue expansion and business transformation. His familiarity with the Company and his role in spearheading the development of our five-year strategic plan and digital strategies and overseeing our transformation, coupled with his 36 years of executive and management experience in the publishing industry, makes him a valuable addition to our Board.
INCUMBENT DIRECTORS WITH TERMS EXPIRING IN 2026
David T. Pearson, 58, Director since 2020
Mr. Pearson is a private investor and business consultant. He was Chief Financial Officer of Vonage (NASDAQ: VG) from May 2013 until August 2020. In that position, he managed Vonage’s Finance, Corporate Development and Investor Relations organizations. Before Mr. Pearson joined Vonage, he spent over nine years with Deutsche Bank Securities focused on Technology, Media & Telecom (TMT) as a Managing Director and Global Media & Telecom Group Head. Prior to joining Deutsche Bank, Mr. Pearson worked at Goldman, Sachs & Co. in the firm’s TMT practice for nine years, leaving as a Managing Director. He began his career at Coopers & Lybrand and holds a M.B.A. from Harvard Business School and his A.B. in Political Science and Organizational Behavior/Management from Brown University. Mr. Pearson is a member of the boards of directors of Magnite, Inc. (NASDAQ: MGNI) and Potbelly, Inc. (NASDAQ: PBPB), where he serves as Chairperson of each company’s Audit Committee.
Mr. Pearson is a member of the Audit Committee and serves as one of the Audit Committee’s designated financial experts.
Mr. Pearson has significant executive experience, including in the areas of operations, technology, finance, capital allocation, capital markets and mergers and acquisitions, as a result of his career as an executive at and advisor to companies in the technology, media and telecommunications sectors. Additionally, through his role as Chief Financial Officer of Vonage as well as his investment banking roles, Mr. Pearson has developed a strong understanding of financial and disclosure responsibilities, internal controls and procedures, and risk management functions, making him well-qualified to serve on the Audit Committee as one of its designated financial experts.
Margaret R. Liberman, 55, Director since 2019
Ms. Liberman was formerly Senior Vice President, News, Talk & Entertainment at SiriusXM (NASDAQ: SIRI), where she served from October 2017 until March 2023 and was responsible for content and strategic direction of the talk portfolio, overseeing 60 original and partner channels and all podcast programming produced under the Stitcher and Earwolf labels. Previously, she was Vice President and Editor in Chief of the Yahoo News Group from September 2013 to June 2017 and spent 13 years at The New York Times (NYSE: NYT), most recently as Deputy News Editor for Digital Development from 2010 to 2013. From 2001 to 2010, Ms. Liberman worked at The New York Times Magazine, first as a Story Editor before becoming Deputy Editor, where she oversaw numerous award-winning video and multimedia projects. Ms. Liberman began her career at a small children’s book publisher before assuming various editorial roles at Us Weekly, Swing Magazine, Martha Stewart Living, and Bridal Guide Magazine. Ms. Liberman earned a Bachelor of Arts degree from Barnard College in 1990 and a Master of Science degree from Columbia Graduate School of Journalism in 1995.
Ms. Liberman is a member of the Nominating and Corporate Governance Committee.

Ms. Liberman is a lifelong journalist and highly accomplished digital media executive. She brings top-tier experience and tremendous expertise developing and implementing effective digital platform strategies and directing award-winning editorial content. Her extensive experience and industry familiarity enables her to contribute effectively to the Board’s oversight of the Company’s strategy and operations.
Brent Magid, 59, Director since 2010
Mr. Magid is President and Chief Executive Officer of Frank N. Magid Associates, Inc., a research-based strategy consulting company with expertise in a wide range of media. From 2007 to 2009, Mr. Magid served as a director of Quattro Wireless, a mobile advertising company. From 1989 to 1991, Mr. Magid worked in the entertainment group of JPMorgan Chase & Co.
Mr. Magid is Chairman of the Nominating and Corporate Governance Committee and serves as one of the Audit Committee’s designated financial experts and is also a member of the Executive Compensation Committee.
Mr. Magid provides the Board with experience and insight into key marketing and advertising trends and related media industry strategies, especially digital media and digital services. Also, Mr. Magid provides significant financial experience and contributes extensively to the oversight and integrity of the Company’s financial statements, risk management and risk assessment, ethics and compliance functions, and procedures and controls, which qualify him to serve as Chairman of the Company’s Audit Committee and as one of its designated financial experts.
Voting Standard
The affirmative vote of the holders of a majority of the shares of our Common Stock, represented virtually or by proxy at the Annual Meeting and entitled to vote on the matter, is required to elect directors.
THE BOARD RECOMMENDS A VOTE “FOR ALL” OF THE NOMINEES RECOMMENDED BY OUR BOARD

PROPOSAL 2 - APPROVAL, BY NON-BINDING VOTE, OF THE COMPANY’S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS
We are providing our shareholders with the opportunity to cast an advisory vote regarding executive compensation as described below. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. This vote is also referred to as a "say-on-pay" vote.
Our goal is to be an employer of choice for our key executives. In order to achieve this status, our strategies are to have compensation programs in place that will:
•Reward executives for their contribution to our success;
•Create an ownership mentality in our executives;
•Focus the executives on building long-term value;
•Permit us to recruit the talent we need;
•Pay our executives at comparable levels with organizations with which we compete for talent; and
•Encourage top performers to remain with the Company
Our core compensation philosophy is to pay our executive officers competitive levels of compensation that best reflect their individual responsibilities and contributions to the Company, while providing incentives to achieve our business and financial objectives.
The Executive Compensation section below more fully describes our executive compensation program and the decisions made by the Executive Compensation Committee.
As required by Section 14A of the Exchange Act, shareholders may vote to approve (or not approve) the following resolution on the compensation of our named executive officers, as disclosed in the executive compensation tables and narrative discussion related thereto on pages 29-40.
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Lee Enterprises, Incorporated’s named executive officers as disclosed in this Proxy Statement for the 2024 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion accompanying the compensation tables.”
Voting Standard
The affirmative vote of a majority of the shares of our Common Stock, represented virtually or by proxy at the Annual Meeting, will be considered an approval of the say-on-pay vote on an advisory, non-binding basis. However, our Board values the opinion of our shareholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers.
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL, BY NON-BINDING VOTE, OF THE COMPANY'S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS

PROPOSAL 3 - RATIFICATION OF SELECTION OF BDO USA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed BDO USA P.C (“BDO”). to serve as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending September 29, 2024. BDO also served as our independent registered public accounting firm in 2023. Our By-laws do not require that the shareholders ratify the appointment of BDO as our independent registered public accounting firm. The Board is requesting the shareholders to ratify this appointment as a means of soliciting shareholders' opinions and as a matter of good corporate practice.

Representatives of BDO are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from shareholders.

Voting Standard

The affirmative vote of a majority of the shares of our Common Stock, represented in person or by proxy at the Annual Meeting and entitled to vote on the matter, is required to pass this Proposal 3 to ratify the selection of BDO. If the shareholders do not ratify the appointment, the Audit Committee will consider any information submitted by the shareholders in determining whether to retain BDO as the Company’s independent registered public accounting firm for 2024. Even if the appointment of BDO is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BDO USA, P.C. AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 29, 2024

DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
General
Our Board met six times in 2023. No incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which he or she served in 2023. All 2024 director nominees and all of the remaining seven incumbent directors attended our April 18, 2023, Annual Meeting of Shareholders. All directors are expected to attend each meeting of our Board and the committees on which they serve and are also expected to attend our annual meetings of shareholders.
Our Board has three standing committees: the Audit Committee, the Executive Compensation Committee, and the Nominating and Corporate Governance Committee. Each committee is composed of at least three independent directors, and each committee operates under a written charter, which are all available on our website www.lee.net by clicking on “About” and then “Governance.”
The members of the committees are shown in the table below:

	Audit Committee	(1)	ECC	(1)	NCGC	(1)
Steven C. Fletcher	Chairman		Member		Member
Margaret R. Liberman	—		—		Member
Mary E. Junck	—		Member		Member
Brent M. Magid	Member		Member		Chairman
Shaun E. McAlmont	—		Member		—
Herbert W. Moloney lll	Member		Chairman		Member
Kevin D. Mowbray	—		—		—
David T. Pearson	Member		—		—
Gregory P. Schermer	Member		—		Member
(1)The Committee is composed of “independent” non-employee directors. See discussion of “Director Independence” below.
Board Leadership Structure
As stated in our Corporate Governance Guidelines, our Board has no formal policy with respect to the separation of the offices of Chairman and the CEO. Our Board believes that having a separate Chairman and CEO, together with an independent Lead Director, provides the best Board leadership structure for the Company. This structure, together with our other corporate governance practices, provides strong independent oversight of management, while ensuring clear strategic alignment throughout the Company and improving our ability to navigate the always-evolving newspaper and publishing industry. Ms. Junck serves as Chairman of the Board and Kevin Mowbray serves as President and CEO. Our Lead Director is a non-employee director who is elected by the independent members of the Board at its annual meeting. Herbert W. Moloney III, a director since 2001, currently serves as our Lead Director.
The role of Mr. Moloney, as Lead Director, includes the following duties:
•Preside at all meetings of the Board when the Chairman is not present;
•Call meetings of the non-management directors, as needed;

•Develop the agendas for meetings of the non-management directors;
•Preside at executive sessions of the non-management directors;
•Confer regularly with the Chairman and the CEO;
•Serve as a liaison between the CEO and the non-management directors;
•In consultation with the Chairman, review and approve Board meeting schedules and agendas; and
•Meet with shareholders as appropriate.
Risk Oversight
Oversight of risk management is a responsibility of the Board and is an integral part of the Board's oversight of our business. The primary responsibility for the identification, assessment and management of the various risks resides with management. The Board has delegated to the Audit Committee primary responsibility for evaluating our overall risk management profile and ensuring that management has established and adequately reviewed processes for identifying and preparing the Company to manage risks.
Information Security Risk Oversight
Our Chief Information Officer oversees our information security program and reports regularly to the Audit Committee of our Board of Directors regarding any controls remediation as well as any cyber incidents. Our Board receives regular reports on the Company’s cybersecurity and other information technology risks. The Company did not experience any material cybersecurity incidents in 2023.
Each member of our Audit Committee is experienced in the area of information security, either as a result of their professional history, their current responsibilities in overseeing processes and controls in this area at the Company, or both. The Audit Committee may discuss such processes and controls with our internal accounting and auditing teams and our independent registered public accounting firm.
We identify and address information security risks by employing a defense-in-depth methodology that provides multiple, redundant defensive measures in case a security control fails, or a vulnerability is exploited. We leverage internal and external resources to mitigate cybersecurity threats to the Company. We leverage commercially available solutions to manage threats to our information technology environment. We provide and require cybersecurity training for all employees annually to promote good cyber-safety habits and security online.
We are externally audited against top information security standards, as well as key financial system controls as a part of our Sarbanes Oxley audit process. We regularly engage appropriate external resources regarding emerging threats to navigate the diverse cybersecurity landscape. We maintain cybersecurity insurance at levels we believe to be appropriate for our size in this industry.
Social Responsibility
The Board and the Nominating and Corporate Governance Committee oversee the Company's overall social responsibility strategy and support the implementation of the Company's environmental, social, and governance (ESG) plans, while specific ESG topics are overseen by the appropriate Board committee. In addition, the Board oversees the Company’s efforts to realize a more diverse, equitable, and inclusive (DEI) workplace for our employees and to promote a more complete and inclusive news coverage of the communities in which we serve. The Board continues to monitor and evaluate the impact of the Company's ESG and DEI efforts and strives for improvement and growth of the Company's social responsibility benchmarks.
Director Independence
The Nominating and Corporate Governance Committee assesses the independence of each director and director nominee and makes recommendations to the Board. For a director or director nominee to be “independent,” the Board must affirmatively determine that the director has no material relationship with the Company other than his or her service as a director. In addition, members of the Audit Committee and Executive Compensation Committee must meet heightened independence standards under applicable Nasdaq and SEC rules.
Our Board has examined the relationship between each of our non-employee directors and the Company and has determined that Mses. Junck and Liberman; Messrs. Fletcher, Magid, Moloney, Pearson, and Schermer; and Dr. McAlmont qualify as “independent” directors in accordance with Nasdaq rules and, in the case of the Audit Committee and Executive Compensation Committee, the rules of the SEC. Mr. Mowbray does not qualify as an independent director because he is an employee of the Company.
Audit Committee
The Audit Committee consists of Messrs. Fletcher, Magid, Moloney, Pearson, and Schermer, with Mr. Fletcher serving as chairman. The Audit Committee met eleven times in fiscal year 2023. The Audit Committee has the oversight responsibilities set forth in its charter, including, without limitation: (1) the quality and integrity of our financial statements; (2) our compliance with legal and regulatory requirements, including the review of related persons reports and disclosures of transactions involving the Company and any director, nominee for director, officer, owner of more than 5% of our Common Stock or immediate family member of any of the above; (3) our overall risk management profile, including, without limitation, cyber risks; (4) the independent registered public accounting firm's qualifications and independence; (5) the performance of our internal audit function and that of our independent registered public accounting firm; and (6) preparation of the annual Audit Committee Report to be included in our Proxy Statement.
Executive Compensation Committee
The Executive Compensation Committee consists of Messrs. Fletcher, Magid, and Moloney, and Dr. McAlmont, with Mr. Moloney serving as chairman. The Executive Compensation Committee met four times in fiscal year 2023. Its responsibilities include, without limitation, the authority to: (1) administer our Retirement Account Plan, our Supplementary Benefit Plan, as amended and restated as of January 1, 2008 (“Non-Qualified Plan”), our LTIP, our Amended and Restated 1977 Employee Stock Purchase Plan (“ESPP”) and our 2005 Supplemental Employee Stock Purchase Plan (“SPP”); (2) establish salaries, bonus formulae and bonuses, and participation in other benefit plans or programs for executive officers; (3) review employment terminations involving payment to any officer or other key executive in excess of $200,000; (4) approve employment contracts for executives extending beyond one year; (5) approve the position description, performance standards and goals for incentive cash and restricted stock awards for our CEO and other executive officers under our Incentive Compensation Program and to measure their related performance thereunder; and (6) to determine and, as appropriate, recommend to the Board the compensation of non-employee directors, including the Chairman, Lead Director and committee chairs. In addition, the Executive Compensation Committee recommends to the Board significant employee benefit programs and bonus or other benefit plans affecting executives other than our Named Executive Officers (“NEOs”) listed in the Summary Compensation Table. The Executive Compensation Committee is also responsible for evaluating risks posed by our compensation policies.

Compensation Committee Interlocks and Insider Participation
Messrs. Fletcher, Magid, McAlmont and Moloney served on the Executive Compensation Committee during 2023. Each director who served on the Executive Compensation Committee during 2023 is independent within the meaning of Nasdaq’s independent director standards, as currently in effect. None of them either has been an officer or employee of the Company at any time or has had a relationship requiring disclosure by the Company under Item 404 of the SEC’s Regulation S-K. None of our executive officers served during 2023 on the compensation committee (or equivalent body) or the board of directors of another entity whose executive officers served on our Executive Compensation Committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of Ms. Liberman and Messrs. Fletcher, Moloney, and Schermer, with Mr. Magid serving as chairman. The Nominating and Corporate Governance Committee met five times in 2023. Its functions are to consider and recommend to the Board all nominees for possible election and re-election to the Board, and to consider all matters relating to the size, composition and governance of the Board and the general subject matter, size and composition of Board committees.
The Nominating and Corporate Governance Committee regularly reviews the composition of the Board, anticipated openings and whether the addition of directors with particular experiences, skills or other characteristics would make the Board more effective. The Nominating and Corporate Governance Committee seeks directors who possess integrity and other valuable character traits, broad experience, expertise in their field, capacity to understand our business, a willingness to devote adequate time to duties of the Board and the ability to make independent judgments using their diversity of experience. The Nominating and Corporate Governance Committee also considers if a potential nominee will otherwise qualify for membership on the Board and if the potential nominee will satisfy Nasdaq’s and SEC independent director requirements. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director's past attendance at meetings and participation in and contributions to the Board.
The Nominating and Corporate Governance Committee considers diversity in the nominating process and recognizes the value of diverse opinions, perspectives, personal and professional experiences, and backgrounds. The Nominating and Corporate Governance Committee believes that the judgment and perspectives offered by a diverse Board improve the quality of decision-making and have the potential to enhance the Company’s business performance. The Nominating and Corporate Governance Committee also believes that diversity can help the Board to respond more effectively to the needs of the Company’s business partners, shareholders, employees, and other stakeholders.
Consideration of a nominee for the Board typically involves a series of internal discussions, review of a nominee's background and experience and interviews of the nominee. Our Board has also engaged a leading, nationally recognized director search firm, Korn Ferry, to assist the Nominating and Corporate Governance Committee in identifying, screening, and assessing the capabilities of potential director candidates. The Nominating and Corporate Governance Committee seeks nominees who, taken together as a group, possess the skills, diversity, and expertise appropriate for maintaining a well-rounded and effective Board aligned with achievement of the Company’s business strategy and operations. The Nominating and Corporate Governance Committee meets to consider and approve nominees and makes its recommendations to the Board to fill a vacancy, add an additional member, or recommend a slate of nominees to the Board for nomination and election to the Board. Director nominees recommended by the Nominating and Corporate Governance Committee for election at an annual meeting are subject to approval by the full Board.
The Nominating and Corporate Governance Committee considers nominees recommended by shareholders. The Nominating and Corporate Governance Committee evaluates nominees proposed by shareholders using the same criteria as other nominees. A shareholder’s written nomination should be mailed or delivered to Chairman, Nominating and Corporate Governance Committee, in care of the Company, at the address shown on the cover of this Proxy Statement. The nomination should include the shareholder's name, address and number of shares of our Common Stock owned. It should also include the name, age, business and residence addresses of the individual being nominated, the nominee's principal occupation or employment and the number of shares of our Common Stock, if any, owned by the nominee, together with a statement indicating the nominee's willingness to serve, if elected. To assist in the evaluation of nominees recommended by the shareholders, the Nominating and Corporate Governance Committee may require the nominees to provide any additional information about themselves as the Nominating and Corporate Governance Committee may determine appropriate or desirable, including information required to be disclosed in our Proxy Statement under the Exchange Act.
Shareholder Communications with Directors
Shareholders may communicate with the Board by mail, care of the Corporate Secretary, Lee Enterprises, Incorporated, 4600 E. 53rd Street, Davenport, IA 52807. Shareholders and other interested parties may also contact the Company’s non-employee directors or independent directors by contacting the Lead Director by mail, care of the Corporate Secretary, Lee Enterprises, Incorporated, 4600 E. 53rd Street, Davenport, IA 52807.
Prohibition Against Hedging and Pledging
Our insider trading policy prohibits our directors, officers, and certain other employees from engaging in short-term, speculative trading in Company securities, including hedging or other derivative transactions, hold Company securities in a margin account, or pledge Company securities as collateral for a loan.

CORPORATE GOVERNANCE
Board Refreshment and Governance Enhancements
Our Board believes the Company benefits from a mix of directors with experience and familiarity with the Company’s business developed over a number of years and directors with fresh perspectives and new ideas. To this end, the Board has maintained an ongoing Board refreshment process, seeking out new, highly qualified candidates whose background and experience align with the Company’s strategy and complement the existing skill sets on the Board. The Board is also committed to sound corporate governance and is committed to maintaining a governance structure that promotes and protects the long-term interests of shareholders.
Below is a summary of the changes to our governance since the 2019 Annual Meeting of Shareholders:
Effective July 11, 2019, our Board appointed digital media expert Margaret (Megan) R. Liberman as a new independent director to the Board. As a lifelong journalist and highly accomplished digital media executive, Ms. Liberman brings unique perspectives and experience developing and implementing digital strategies.
Concurrent with Ms. Liberman’s appointment, the Company also announced that the Board unanimously adopted and approved the currently effective By-Laws to implement certain governance enhancements, including:
•A majority voting standard for the election of directors in uncontested elections;
•Proxy access, providing shareholders who satisfy the requirements specified in the By-Laws the ability to include their own nominees in the Company’s proxy statement; and
•Substantially more time for shareholders to submit proposals and director nominations for consideration at annual meetings.
Effective February 19, 2020, our Board appointed Steven Fletcher and David Pearson as independent directors. Their experience in technology, media, and finance have been highly valuable as our Board continues to focus on delivering growth and shareholder value in the digital media environment.
Effective May 9, 2022, the Board appointed Dr. Shaun McAlmont an independent director. Dr. McAlmont brings to the Board an almost twenty-five (25) years of career leading digital transformation, online learning, workforce training and significant executive leadership and public company board experience.
In summary, the addition of Ms. Liberman, Messrs. Fletcher and Pearson, and Dr. McAlmont paired with the retirement of five directors since 2019 and the amending of our By-Laws to modernize our nomination and voting practices, underscores the Company’s commitment to thoughtful Board refreshment and strong Board governance.

Board Diversity and Inclusion
Our Company is committed to fostering an environment of diversity and inclusion, including among our Board members. Accordingly, in considering our director nominees, the Nominating and Corporate Governance Committee considers candidates with diverse backgrounds and a diversity of experience, race, ethnicity, gender, age, tenure and perspective that collectively enhance the quality of the Board’s composition and deliberations according to the Company’s strategy and the perceived needs of our Board at any given time. The below charts summarize the key attributes of our Board:

Board Diversity Matrix
Total Number of Directors	9
	Female	Male
Part I: Gender Identity
Directors	2	7
Part II: Demographic Background
African American or Black	0	1
White	2	6
We maintain corporate governance information on our website, which includes key information about our corporate governance initiatives, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for certain committees of the Board. The corporate governance information can be found at www.lee.net by clicking on “About” and then “Governance”.
We also post on our website our Annual Report, as filed with the SEC. The Annual Report can be found at www.lee.net by clicking on “Investors”. We will also furnish, upon written request and without charge, a printed copy of the Annual Report to each person whose proxy is solicited and to each person representing that, as of the Record Date of the Annual Meeting, he or she was a beneficial owner of shares entitled to be voted at the meeting. Such written request should be directed to the Company at the address shown on the cover of this Proxy Statement.
Our policies and practices reflect corporate governance initiatives that comply with Nasdaq rules and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, specifically:
•The Board has adopted clear corporate governance policies, as reflected in our Corporate Governance Guidelines;
•A majority of the Board is independent of the Company and its management;
•The non-management directors meet regularly without management present;
•All members of the Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee are independent;
•The non-management directors have designated an independent Lead Director to chair their meetings and consult with our Chairman and our CEO regarding matters considered by the non-management directors;
•The charters of the Board committees clearly establish their respective roles and responsibilities;
•We have a Code of Business Conduct and Ethics that is monitored by the Audit Committee and is annually affirmed by our directors and executive officers;
•Our Code of Business Conduct and Ethics applies to our principal executive officer and all members of our finance staff, including the principal financial and accounting officer;

•We have a hotline available to all employees and the Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls, auditing, or other matters; and
•Our internal audit function maintains critical oversight over the key areas of our business and financial processes and controls, and reports directly to the Audit Committee.
Interested parties may communicate with the Board, the non-management directors as a group, or our Lead Director by writing to Herbert W. Moloney III, Lead Director, in care of the Company, at the address shown on the cover of this Proxy Statement.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
We desire to compensate our directors in a manner that is comparable to compensation levels at companies of similar size and in our industry The Executive Compensation Committee reviews proxy statements and other information from such companies and makes a recommendation for compensation of non-employee directors to the full Board for its approval. In 2019, the Executive Compensation Committee also requested a comprehensive report on director compensation from Korn Ferry, its independent consultant (the “Korn Ferry report”).
In December 2019, upon the recommendation of the Executive Compensation Committee after review and analysis of industry peers’ board compensation practices and the Korn Ferry report, as part of the Board's ongoing review of the Company's governance practices, the Board approved the following Board compensation program:
•Annual cash retainer to $100,000 in lieu of such fees;
•Implementation of an annual cash retainer for the following committee chairs and Lead Director:
•Lead Director         $20,000
•Audit and ECC        $15,000
•NCGC            $10,000
•Implementation of non-employee director stock ownership guidelines, as reflected in the Company Corporate Governance Guidelines; and
•Annual restricted stock awards under the 2020 Long-Term Incentive Plan (“2020 Plan”) to non-employee directors, with the 2020 stock award to be shares of our Common Stock with a fair market value of $50,000 on June 1, 2020, subject to shareholder approval of the 2020 Plan.
At the 2020 Annual Meeting, the shareholders approved the 2020 Plan, and the 2020 Plan was implemented in March 2020 and remains in effect in 2023. In 2022, the annual restricted stock award to non-employee directors was increased to $60,000.
Directors engaged to provide consultative services are normally compensated at the rate of $1,500 per day. None of our non-employee directors received compensation for consultative services in 2023.

The following table summarizes non-employee director compensation for calendar year 2023:

(Dollars)	Fees Earned or Paid in Cash	(1)	Value of Stock Awards	(2)	Total
Steven C. Fletcher	112,500		60,000		172,500
Margaret R. Liberman	100,000		60,000		160,000
Brent M. Magid	112,500		60,000		172,500
Shaun E. McAlmont	100,000		60,000		160,000
Herbert W. Moloney lll	135,000		60,000		195,000
David T. Pearson	100,000		60,000		160,000
Gregory P. Schermer	100,000		60,000		160,000
Mary E. Junck	250,000		180,000		430,000
(1) Cash compensation in excess of the 2023 annual retainer represents payment for directors as a committee chair or, in the case of Mr. Moloney, for his service as Lead Director.
(2) All restricted stock awards are fully vested on the first anniversary of the grant date. Restricted Stock awards are granted at a price equal to the fair market value of the date of the grant.
The Board has authorized non-employee directors, prior to the beginning of any calendar year, to elect to defer receipt of all or any part of the cash compensation a director might earn during such year under our Outside Directors Deferral Plan (Amended and Restated as of January 1, 2008). Amounts so deferred will be paid to the director upon his or her separation from service, death, or disability, adjusted for any investment gains (or losses) thereon. Alternatively, directors may elect to have deferred compensation credited to a “rabbi trust” established by us with an independent trustee, which administers the investment of amounts so credited for the benefit and at the direction of the trust beneficiaries until their accounts are distributed under the deferred compensation plan. Amounts so credited for the benefit of non-employee directors are invested in investment alternatives selected by the director.
None of our employees receives any compensation for serving as a director.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
The following table sets forth information as of December 29, 2023, except as set forth below, as to each person known by us to own beneficially more than 5% of our Common Stock.

Name and Address of Beneficial Owner		Title of Class	Amount and Nature of Beneficial Ownership)	Percent of Class

Cannell Capital LLC	245 Meriwether Circle, Alta, WY 83414	Common Stock	546,935 (1)	9.15%

Praetorian Capital Fund LLC	Carr 429, Km 4.1, Bo. Barrero, Rincon, PR 00677	Common Stock	430,000 (2)	7.20%
(1) Based on information set forth in Amendment No. 9 to Schedule 13D filed with the SEC on December 8, 2022, Cannell Capital LLC reports sole voting power over 546,935 shares and sole dispositive power over 546,935 shares as general partner and investment advisor to Tristan Partners, L.P. and the investment advisor to Tristan Offshore Fund Ltd. and sundry separately managed accounts.
(2) Based on information set forth in Amendment No. 2 to Schedule 13D filed with the SEC on January 17, 2023, Praetorian Capital Fund LLC reports shared voting power and shared dispositive power over 353,721 shares; Praetorian PR LLC reports sole voting power over 353,721 shares, shared voting power over 76,279 shares, sole dispositive power over 353,721 shares, and shared dispositive power over 76,279 shares; Harris Kupperman reports sole voting power over 353,721 shares, shared voting power over 76,279 shares, sole dispositive power over 353,721 shares, and shared dispositive power over 76,279 shares; and Mongolia (Barbados) Corp reports shared voting power over 76,279 shares and shared dispositive power over 76,279 shares. Praetorian PR LLC is the investment advisor to Praetorian Capital Fund LLC, Harris Kupperman is the owner of Praetorian PR LLC, and Praetorian PR LLC has an understanding with Mongolia (Barbados) Corp with respect to the shared voting, purchase, and disposition of 76,279 shares.
The following table sets forth information as to our Common Stock beneficially owned as of December 29, 2023, by each director and nominee, each of the NEOs listed in the Summary Compensation Table, and by all directors and executive officers as a group:

Beneficial Owner	Shares of Common Stock	Percent of Class
Nathan E. Bekke	38,114	*
Astrid J. Garcia	22,324	*
Joseph J. Battistoni	19,853	*
Steven C. Fletcher	13,292	*
Mary E. Junck	203,058	3.3%
Margaret R. Liberman	13,292	*
Brent M. Magid	22,130	*
Shaun E. McAlmont	9,415	*
Timothy R. Millage	37,574	*
Kevin D. Mowbray	133,763	2.2%
Herbert W. Moloney lll	25,467	*
David T. Pearson	14,393	*
Gregory P. Schermer (1)	137,543	2.3%
Jolene N. Sherman	12,271	*
All executive officers and directors as a group (14 persons) (1)		11.4%
* Less than one percent of the class
(1) Mr. Schermer disclaims beneficial ownership of the following shares, included above - 3,182 shares of Common Stock held by a trust for the benefit of his son, 2,782 shares of Common Stock held by a trust for the benefit of a daughter and 4,764 shares of Common Stock held by separate trusts for the benefit of two other daughters as to which Mr. Schermer shares voting and investment authority.
(2) None of the shares shown in the table as beneficially owned by directors, director nominees, and executive officers is hedged or pledged as security for any obligation.
Equity Compensation Plan Information
Information as of September 24, 2023, with respect to equity compensation plans is as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (Dollars) (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares in column A)
	(1)		(2) (3)
Equity compensations plans approved by shareholders	—	—	196,359
(1) LTIP.
(2) Includes the number of securities remaining available for future issuance under our LTIP
(3) Those securities not issued as a result of cancellation, forfeiture or surrender of previously outstanding options or adjustment of target restricted stock awards remain available for issuance, at the discretion of the Executive Compensation Committee, under the LTIP. Such shares are excluded from the total presented as the amount cannot be ascertained. Unvested restricted stock awards are not included in the number of shares presented as they are no longer available for future issuance once granted.

Additional information is set forth under the captions “Grants of Plan-Based Awards,” “Outstanding Equity Awards at September 24, 2023,” and “Option Exercises and Stock Vested”.

EXECUTIVE COMPENSATION
References to “we,” “our” or “us” under “Executive Compensation” refer to the Executive Compensation Committee.
The following describes certain aspects, elements, and objectives of and information concerning the Company's executive compensation program with respect to the Company's NEOs in 2023.
2023 Corporate Performance Assessment
In 2023, the Company continued to grow digital revenue, managed print revenue in a difficult environment, controlled costs and significantly reduced debt. Significant results for the year included the following:
•Total operating revenue was $691 million, down 12% versus the prior year.
•Total Digital Revenue was $273 million, a 14% increase over the prior year, and represented 40% of our total operating revenue.
•Digital-only subscription revenue increased 51% in 2023 compared to 2022.
•Digital advertising and marketing services revenue represented 61% of our total advertising revenue and totaled $193 million, a 6% increase over the prior year. Digital marketing services revenue at Amplified Digital® fueled the growth, with revenue of $91 million, a 20% increase over the prior year.
•Digital services revenue, which is predominantly BLOX Digital, totaled $19 million in the year. On a standalone basis, revenue at BLOX Digital totaled $35 million, a 13% increase over the prior year.
•Operating expenses totaled $660 million and Cash Costs(1) were down 11%. Reductions in costs tied to our legacy print revenue streams were partially offset by rapidly rising prices, incremental investments in digital talent and technology tied to our digital growth strategy, and an increase in cost of goods sold attributed to revenue growth at Amplified Digital®.
•Net loss totaled $2.7 million and Adjusted EBITDA(1) totaled $85 million.
The Named Executive Officers
The Company's NEOs include the principal executive officer, the principal financial officer and the other most highly compensated executive officer who was serving as an executive officer at September 24, 2023. In 2023, the NEOs were:

Kevin D. Mowbray	President and Chief Executive Officer
Timothy R. Millage	Vice President, Chief Financial Officer & Treasurer
Nathan E. Bekke	Operating Vice President, Vice President - Audience Strategy
(1) Adjusted EBITDA and Cash Costs are non-GAAP (Generally Accepted Accounting Principles) financial measures. See Appendix A for definitions and a reconciliation of Adjusted EBITDA and Cash Costs to the closest available GAAP measures.

Executive Officers

Name	Offices or Positions to be Held	Biographical Information
Kevin D. Mowbray	President and Chief Executive Officer
Mr. Mowbray, age 62, has been President and Chief Executive Officer since February 2016. Previously, Mr. Mowbray held the titles of Executive Vice President and Chief Operating Officer from April 2015 to February 2016, Vice President and Chief Operating Officer from May 2013 to April 2015, Publisher of the St. Louis Post-Dispatch from 2006 to May 2013, and Vice President - Publishing from 2004 to May 2013. Mr. Mowbray joined the Company in 1986 and served in several positions in the Company’s sales and marketing and newspaper management functions, including as Vice President for Sales and Marketing and General Manager, the Missoulian.

Timothy R. Millage	Vice President, Chief Financial Officer and Treasurer
Mr. Millage, age 43, has been Vice President, Chief Financial Officer and Treasurer since August 2018. Mr. Millage served as the corporate controller of the Company from 2012 to 2018. Prior to joining the Company, Mr. Millage served as an audit manager with Deloitte, LLP and worked for multinational clients in various industries.

Nathan E. Bekke	Operating Vice President; Vice President - Audience Strategy
Mr. Bekke, age 54, has been Vice President - Consumer Sales and Marketing since February 2015. Previously, Mr. Bekke served as Publisher of the Casper Star-Tribune, a Company newspaper, from 2003 to February 2015. Mr. Bekke joined the Company in 1988 and served in several positions in the Company’s sales and marketing function, including as director of sales and marketing at Billings Gazette and the Independent Record.

Astrid J. Garcia	Vice President - Human Resources and Legal; Chief Legal Officer
Ms. Garcia, age 73, has been Vice President - Human Resources and Legal since 2013. Previously, Ms. Garcia served as Vice President of Human Resources and Operations at the St. Louis Post-Dispatch from December 2006 to 2013. Prior to joining the Company, Ms. Garcia served as a senior human resources professional and legal advisor for a number of companies in the publishing industry.

Joseph J. Battistoni	Vice President - Sales and Marketing
Mr. Battistoni, age 41, has been Vice President - Sales and Marketing since November 2020. Previously, Mr. Battistoni held the titles of Vice President - Local Advertising from January 2020 to November 2020 and General Manager and Vice President of Sales and Marketing at The Times of Northwest Indiana from November 2015 to January 2020. Mr. Battistoni joined the Company as Digital Director of The Times in March 2014. Prior to joining the Company, Mr. Battistoni was employed by Tribune Media Company in various leadership positions involving the delivery of digital services and targeted media.

Jolene Sherman	Vice President - Business Development and Market Strategy
Ms. Sherman, age 42, has been Vice President - Business Development and Market Strategies since June 2022. Previously Ms. Sherman was Vice President - Digital Sales and Agency Strategies from March 2020 until June 2022. Prior to that, Ms. Sherman served as the Vice President and Managing Director of Amplified Digital from 2017 until March 2020. Ms. Sherman joined the Company in 2005 as a sales executive with the St. Louis Post-Dispatch.

Elements of Compensation
Our compensation program reinforces the key drivers of success in the Company’s business. Our financial emphasis is on revenue and operating cash flow. We believe these two measures are key measures of long and short-term success in our industry. Compensation for our NEOs includes the following:
•Salaries;
•Annual cash incentives which are based, to a large extent, on annual performance of the Company and the operations the individual manages;
•Discretionary cash bonus awards in those circumstances where we believe exceptional performance is not adequately rewarded under our annual cash incentive compensation program;
•Long-term equity incentives in the form of stock options or restricted Common Stock awards that fully vest three years after grant; and
•Benefits, including health, life and disability insurance, a 401(K) plan and a supplemental deferred compensation plan.
Our annual cash incentive program places a portion of NEO compensation at risk, based on performance criteria. In addition, stock options, when granted, are inherently performance-based because an option only has value if the stock price rises after the option is granted. In some instances, we also make restricted Common Stock awards conditioned on the achievement of one or more specified performance goals under our Incentive Compensation Program.
Say-On-Pay Proposals
At our 2023 annual meeting, we conducted a non-binding advisory vote of the shareholders on the frequency of advisory votes on the Company’s compensation of its NEOs (the “say-on-frequency” vote). Of the 3,352,152 shares represented at the meeting, a plurality of approximately 87.2% of the shares represented at the meeting were voted in favor of a one-year frequency vote; 0.3% of such shares were voted in favor of a two-year frequency for such votes; 3.5% of such shares were voted in favor of a three-year frequency for such votes; and due to broker non-votes, approximately 9.0% of the shares represented at the meeting were not voted in favor of any alternative.
The Executive Compensation Committee considered several factors in making its determination regarding the frequency of advisory shareholder votes on the Company’s executive compensation program.
•In 2011, 2014, 2017, 2020, and 2023, the shareholders recommended, on an advisory basis, the approval of the compensation philosophy, policies and procedures employed by the Executive Compensation Committee, substantially as described herein (the “say-on-pay” vote).

•In 2011, 2014, 2017, 2020, and 2023, 93.6%, 95.8%, 95.4%, 79.9% and 66.7% of the votes cast were voted in favor of the say-on-pay proposal, respectively.
•Shareholder engagement and feedback findings do not indicate any concerns with the Company’s executive compensation program.
•Shareholders who have concerns about executive compensation during the interval between say-on-pay votes are welcome to bring their specific concerns to the attention of the Board and the Executive Compensation Committee.
Consistent with the recommendation of the Board as set forth in the Company’s proxy statement for its 2024 annual meeting, the Board determined, after consideration, to hold an advisory shareholder vote on the compensation of the Company’s NEOs annually. This policy remains in effect until the say-on-frequency vote regarding the compensation of the Company’s NEOs at the 2029 annual meeting of shareholders. The next scheduled say-on-pay vote related to executive compensation matters will be conducted at the Annual Meeting.
Valuation of Equity Awards
The accounting value of equity awards is charged to expense over the vesting period of the equity award. The accounting value of equity awards to NEOs is summarized below:

(Dollars)	Total Accounting Value of 2023 Grants	Accounting Charge Recorded in 2023 for 2023 Grants	Accounting Charge Recorded in 2023 for 2022, 2021 and 2020 Grants	Accounting Charge to be Recorded in 2024-2026 for 2023 Grants

Kevin D. Mowbray	268,050	70,735	211,834	197,315
Timothy R. Millage	130,000	34,307	108,079	95,698
Nathan E. Bekke	125,000	32,986	100,214	92,014

Summary Compensation Table
The following table summarizes the 2023 and 2022 compensation of the NEOs:

(Dollars)	Year	Salary	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3) (4)	Total

Kevin D. Mowbray	2023	813,462	268,050	—	213,570	30,369	1,325,451
President and Chief Executive Officer	2022	900,000	400,000	—	1,008,056	23,779	2,331,835

Timothy R. Millage	2023	474,519	130,000	—	62,291	15,161	681,971
Vice President, Chief Financial Officer, and Treasurer	2022	506,250	250,000	—	283,516	11,570	1,051,336

Nathan E. Bekke	2023	460,962	125,000	—	60,512	16,329	662,803
Operating Vice President; Vice President - Audience Strategy	2022	500,833	250,000	—	355,484	11,301	1,117,618
(1) Stock and option awards are granted at a price equal to the fair market value on the date of grant. Information with respect to stock awards granted to the NEOs is reflected in “Outstanding Equity Awards at September 24, 2023” below.
(2) Includes discretionary amounts paid under the annual cash incentive plan.
(3) Includes matching contributions made to the Company's Retirement Account Plan and Non-Qualified Plan during the year. To the extent qualifying compensation was not received during the year, such as certain non-equity incentive plan compensation, the related matching contribution may be reported in a subsequent year.
(4) The Lee Foundation, an affiliate of the Company, matches on a dollar-for-dollar basis up to $5,000 annually, charitable contributions made by NEOs to qualifying organizations. Such matching contributions are not considered compensation of the NEO.
Grants of Plan-Based Awards
The following table summarizes information related to 2023 grants of equity compensation under the LTIP and the Incentive Compensation Program for the CEO, and under the LTIP for the other NEOs.

(Dollars)	2023 Grant Date	All Other Stock Awards: Number of Shares of Stock	2023 Grant Date Fair Value of Stock Awards

Kevin D. Mowbray	12/9/2022	15,000	268,050
Timothy R. Millage	12/9/2022	7,275	130,000
Nathan E. Bekke	12/9/2022	6,995	125,000

Outstanding Equity Awards at September 24, 2023
The following table summarizes outstanding equity awards to the NEOs as of September 24, 2023:

(Dollars, Except Share Data)	Restricted Common Stock Awards
	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested (1)
Kevin D. Mowbray
2023 Stock Award	15,000	164,850
2022 Stock Award	13,329	146,486
2021 Stock Award	15,000	164,850
Timothy R. Millage
2023 Stock Award	7,275	79,952
2022 Stock Award	8,331	91,558
2021 Stock Award	5,000	54,950
Nathan E. Bekke
2023 Stock Award	6,995	76,875
2022 Stock Award	8,331	91,558
2021 Stock Award	3,556	39,080
(1) Based on closing market price of $10.99 on September 22, 2023.
Option Exercises and Stock Vested
The following table summarizes information related to vesting of restricted Common Stock of the NEOs in 2023:

Restricted Common Stock
(Dollars, Except Share Date)	Number of Shares Acquired on Vesting	Value Realized on Vesting
Kevin D. Mowbray	20,000	334,800
Timothy R. Millage	5,400	90,396
Nathan E. Bekke	3,200	53,568

Non-Qualified Deferred Compensation
The following table summarizes information related to 2023 activity in the Non-Qualified Plan for the NEOs.

(Dollars)	NEO Contributions	Company Contributions	Aggregate Earnings	Distributions	Aggregate Balance at September 25, 2022
	(1)	(2)	(3)		(4)
Kevin D. Mowbray	74,574	23,769	28,690	—	676,756
Timothy R. Millage	21,401	8,561	9,985	—	102,291
Nathan E. Bekke	24,149	9,660	9,120	—	118,077
(1) Amounts included in total compensation in the Summary Compensation Table under “Salary.”
(2) Amounts included in total compensation in the Summary Compensation Table under “All Other Compensation”.
(3) Earnings are based on the performance of investments selected by the NEO.
(4) Amounts include compensation to the NEO in the form of Company contributions prior to 2022.
For those NEOs continuing to participate in the Non-Qualified Plan in 2020 and thereafter, withdrawals are permitted following termination of employment. Employee contributions are limited to 45% of salary and bonus compensation. See “Primary Benefits” above for additional information with regard to the Non-Qualified Plan.
Change of Control, Employment and Other Agreements
In 2015, we entered into amended and restated employment agreements between the Company and eight senior executive officers, including all of our NEOs, with the exception of Messr. Millage, who entered into such agreements in 2018. The employment agreements entitle these executives to severance and other benefits upon termination without cause or for good reason that becomes effective only upon a change of control. We approved the new agreements because we believe they better align our agreements with general industry change of control employment agreements.
A change of control is defined to include certain mergers and acquisitions, liquidation or dissolution of the Company, changes in the membership of the Company's Board and acquisition of 15% of the outstanding stock of the Company for the purpose of changing the control of the Company. The new agreements superseded agreements originally entered into in 1998 and amended and restated in 2008 and provide substantially lower benefits upon a change of control.
Absent a change of control, the agreements do not require the Company to retain the executives or to pay them any specified level of compensation or benefits, and they remain employees at will.
The agreements extend for two years from the date of signature. On each annual anniversary date of the agreements (each a “Renewal Date”), the change of control period will be automatically extended so as to terminate two years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company gives notice to the executive that the change of control period will not be extended.
The agreements are subject to the following triggers:
•The agreements become effective and the protective features vest upon a change of control or if an executive's employment is terminated as a consequence of such event.
•The agreements provide that each executive is to remain an employee for a two-year period following a change of control of the Company unless the executive resigns for good reason or is terminated for cause, each as defined in the agreement.

Under the agreements, a termination pursuant to the terms of the change of control agreement triggers the following compensation and benefits for the executives:
Employment Period Benefits
During the two-year employment period, the executives are entitled to:
•An annual base salary, payable monthly in an amount at least equal to their highest monthly base salary during the year prior to the change of control;
•An annual bonus, payable in a lump sum within 75 days following each fiscal year in an amount at least equal to their highest annual bonus in the three years prior to the change of control;
•Continued participation in the Company's incentive, savings, retirement, and welfare benefit plans; and
•Payment of expenses and fringe benefits (including office and support staff, tax and financial planning services, applicable club dues and use of an automobile and related expenses) to the extent paid or provided to such executive immediately prior to the change of control or to other peer executives of the Company.
Benefits Upon Termination
If the executive's employment is terminated during the two-year employment period other than for cause, death or disability, or the executive terminates employment for good reason, the executive will be entitled to the following benefits:
•All accrued and unpaid annual base salary and annual bonus for the prior fiscal year payable in a lump sum within 30 days of termination;
•A lump sum severance payment equal to the amount corresponding to the executive's title set forth in the following table:
◦CEO            3x annual base salary and highest recent annual bonus
◦Vice Presidents        1x annual base salary and highest recent annual bonus
•A payment equal to the payment multiple above of the Company's average annual contributions on behalf of the executive under all defined contribution plans maintained by the Company during the three-year period immediately preceding the termination;
Any legal fees and expenses incurred by the executive in asserting legal rights in connection with the agreement; and
•Continued welfare benefits for the period equal to the multiple of their base salary payable plus certain outplacement services.
Under the agreements, termination for cause means termination of the executive's employment due to the (1) willful and continued failure of the executive to perform substantially the executive's duties with the Company or one of its affiliates, or (2) the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.
Good reason means actions taken by the Company that result in a material negative change in the employment relationship, including a detrimental change in responsibilities, a reduction in salary or benefits or a relocation of office, as described in the agreement.

Excise Tax Cap on Payments
To reduce the impact of any excise tax imposed on the executive related to the change of control, the agreements also require the Company to cap the overall value of payments if such reduction results in a larger net after-tax payment than would result if such payments were not capped and subject to an excise tax.
Other Provisions
For a period of one year after the agreements become effective, the executives are restricted from:
•Disclosing the confidential information of the Company and its affiliates;
•Competing against the Company and its affiliates;
•Soliciting the customers of the Company and its affiliates; and
•Soliciting the employees of the Company and its affiliates for employment and hiring them, unless the employee is responding to employment advertising of a general nature or unless approved by the President of the Company in advance.
There is no requirement in the agreements that the executives execute a release of claims in favor of the Company and its affiliates.
Acquirer's Obligations
The agreements mandate that the Company require an acquirer to assume and satisfy the Company's obligations under the agreements.
Equity Awards
The Company's LTIP was amended to provide that, if a change of control occurs, for early vesting and exercise and issuance or payment will be subject to a “double-trigger” for the following awards to executives (subject to certain limits):
•Awards of restricted Common Stock;
•Stock options and stock grants; or
•Amounts payable instead of such issuance in a lump-sum payment within 30 days of surrender of such stock options to the Company.
Generally, vesting and payment will not occur if replacement awards equal in value and vesting terms are granted to the affected executive in connection with the change of control, unless the executive is thereafter terminated within the specified protection period.
Potential Payments Upon Termination or Change of Control
The following summarizes information as of September 24, 2023, related to estimated potential cash payments upon a change of control to the NEOs. Amounts in the table do not reflect income tax benefits that may be realized by the Company. The estimated payments also make assumptions as to whether certain discretionary bonus payments made to NEOs are qualifying annual incentive plan payments under the agreements.

(Dollars)	Estimated Net Present Value of Change of Control Severance and Benefits

Kevin D. Mowbray	7,653,183
Timothy R. Millage	1,383,059
Nathan E. Bekke	1,341,318
Pay Versus Performance
Under newly-adopted rules of the Securities and Exchange Commission, the following tabular disclosure is required to disclose the relationship between executive compensation registrants actually paid and the financial performance of the Company. The following tables and graphs show the relationship between the compensation actually paid to our NEOs and our financial performance.

Year	Summary Compensation Table Total For CEO (1)	Compensation Actually Paid to CEO (1)(2)	Average Summary Compensation Table Total for Non-CEO NEOs(3)	Average Compensation Actually Paid to Non-CEO NEOs(2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (“TSR”)	Net Income (loss) (4)
2023	1,325,451	778,260	672,387	401,532	46.30	(2,733,000)
2022	2,331,835	1,547,983	1,084,477	644,257	71.70	97,000
(1) The CEO in 2023 and 2022 was Mr. Mowbray.
(2) See the table immediately following these footnotes for a reconciliation of the Summary Compensation Table compensation and the Compensation Actually Paid to the CEO and Non-CEO NEO’s.
(3) Non-CEO NEOs in 2023 were Messrs. Millage and Bekke.
(4) The amounts reported in this column represent net income (loss) reflected in the Company’s audited financial statements for the applicable year.

The following table reconciles the Summary Compensation Table compensation to the Compensation Actually Paid in the above table.

	CEO		Non-CEO NEOs
	2023	2022	2023	2022
Total Compensation as reported in the Summary Compensation Table (“SCT”)	1,325,451	2,331,835	672,387	1,084,477
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	(268,050)	(400,000)	(127,500)	(250,000)
Increase (decrease) for Fair Value of Awards Granted during year that Remain Unvested as of Year End	(103,200)	(173,277)	(49,089)	(108,303)
Increase (decrease) for Change in Fair Value from Prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	(170,541)	(235,550)	(93,105)	(84,859)
Increase (decrease) for Change in Fair Value from Prior-year to Vesting Date of Awards Granted Prior to year that Vested during year	(5,400)	24,975	(1,161)	2,942
Compensation Actually Paid (“CAP”)	778,260	1,547,983	401,532	644,257
Relationship between Pay and Financial Performance
The graphs below show the relationship between the CAP and the Company’s total shareholder return and the Company’s net income (loss).
The graph below shows the relationship between CAP and the Company’s total shareholder return.

CAP vs TSR
$2,000,000
$1,500,000
$1,000,000
$500,000
Compensation Actually Paid
$100.00
$75.00
$50.00
$25.00
$—
Total Shareholder Return
2022
2023
CEO CAP
Non-CEO NEOs CAP
Lee's TSR

The graph below shows the relationship between CAP and the Company’s net income (loss).

CAP vs Net Income (loss)
$2,000,000
$1,500,000
$1,000,000
$500,000
$—
Compensation Actually Paid
$1,000,000
$—
$(1,000,000)
$(2,000,000)
$(3,000,000)
Net Income (loss)
2022
2023
CEO CAP
Non-CEO NEOs CAP
Net income (loss)

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We have adopted procedures that apply to any transaction or series of transactions in which the Company or a subsidiary is a participant involving an amount in excess of $120,000, and a related person has a direct or indirect material interest. Under SEC rules, a related person is a director, nominee for director, executive officer, owner of more than 5% of our Common Stock or immediate family member of any of the above. On an annual basis, each director, nominee for director and officer and certain 5% or greater shareholders are required to complete a Director and Officer Questionnaire that requires disclosure of any transactions with us in which a related person has a direct or indirect material interest. Our general counsel is primarily responsible for the development and implementation of procedures and controls to obtain information from these related persons. The charter of our Audit Committee provides that the Audit Committee is responsible for review, approval, or ratification of related-person transactions. Though we have no written policy, it is the practice of our Audit Committee to approve such transactions only if it deems them to be in the best interests of the Company. When considering a transaction, the Audit Committee will review all relevant factors, including our rationale for entering into a related-person transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to the Company as would be the case were the transaction entered into with a third party, and potential for an actual or apparent conflict of interest. The Audit Committee reports its findings to the Board.
We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee is currently comprised of five directors who are not officers or employees of the Company. All members are independent under Nasdaq and SEC rules. The Board has established a written charter for the Audit Committee.
The Audit Committee held eleven meetings in 2023. The meetings were designed to facilitate and encourage private communication among the Audit Committee, management, our internal auditors and our independent registered public accounting firm.
During these meetings, the Audit Committee reviewed and discussed the annual audited and quarterly unaudited financial statements with management and the independent registered public accounting firm and management’s assessment of the effectiveness of our internal control over financial reporting including the identification of material weaknesses and the remediation plan for those material weaknesses. Based on such review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 24, 2023, including any applicable amendments thereto, which was filed with the SEC on December 8, 2023.
The discussions with the independent registered public accounting firm also included the matters required by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T regarding “Communications with Audit Committees”. The Audit Committee received from the independent registered public accounting firm written disclosures and the letter required by PCAOB Rule 3600T regarding “Independence Discussions with Audit Committees”. This information was discussed with the independent registered public accounting firm. The Audit Committee considered whether the non-audit services provided by the independent registered public accounting firm to us are compatible with maintaining auditor independence.
The Audit Committee
Steven C. Fletcher, Chairman
Brent M. Magid
David T. Pearson
Herbert W. Moloney III
Gregory P. Schermer
Each member of the Audit Committee meets the current financial literacy requirements of Nasdaq. Our Board has determined that Messrs. Magid, Fletcher, and Pearson meet the requirements of an audit committee financial expert, as defined by the SEC, and that all Audit Committee members are financially literate and meet Nasdaq’s definition of an independent director.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
BDO has served as our independent registered public accounting firm since 2021. Representatives of BDO are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from shareholders.
For 2023 and 2022, BDO performed the following professional services and received, or will receive, fees in the amounts indicated.

(Dollars)	2023	2022
	BDO	BDO

Audit fees	1,300,000	1,659,763
Audit-related fees	—	—
Tax Fees	—	—
All other Fees	—	—
	1,300,000	1,659,763
Services Provided By BDO
All services rendered by BDO are permissible under applicable laws and regulations. The Audit Committee reviewed and pre-approved all services related to the fees listed in the above table in accordance with our Policy Regarding the Approval of Audit and Non-Audit Services by Independent Public Accountants (“Policy”). Under the Policy, Audit Committee pre-approval includes audit services, audit-related services, tax services, other services and services exceeding the pre-approved cost range. In some instances, pre-approval is provided by the full Audit Committee for up to a year with any such pre-approval relating to a particular defined assignment or scope of work and subject to a specific defined budget. In other instances, the Audit Committee may delegate pre-approval authority of additional services to one or more designated members with any such pre-approval reported to the Audit Committee at its next scheduled meeting. Any pre-approved service requires the submission of an engagement letter or other detailed back-up information. Pursuant to rules of the SEC, the fees paid to BDO for services are disclosed in the table above under the categories described below, as applicable.
Audit Fees – Fees for professional services for the audit of our Consolidated Financial Statements, review of financial statements included in our quarterly Form 10-Q filings, attestation reporting on the effectiveness of our internal control over financial reporting, and services that are normally provided in connection with statutory and regulatory filings or engagements.
Audit-Related Fees – Fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This includes due diligence related to mergers and acquisitions, preparation of comfort letters related to financing or other transactions, attestations that are not required by statute or regulation, and consulting related to financial accounting or reporting standards.
Tax Fees – Fees for professional services with respect to tax compliance and advice and planning. This includes preparation of original and amended tax returns for the Company and its consolidated subsidiaries, refund claims, payment planning, tax audit assistance and tax work stemming from audit-related matters. We also engage the services of other accounting firms and law firms for such services. Fees paid to such firms are not reflected in the table above except to the extent BDO is engaged directly by such firms to perform services on behalf of the Company.

All Other Fees - Fees for other permissible work that does not meet the above category descriptions.
These services are actively monitored both as to spending level and work content by the Audit Committee to maintain the appropriate objectivity and independence in our independent registered public accounting firm's core work, which is the audit of our Consolidated Financial Statements.
* * * *
The Report of the Audit Committee set forth above shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 (“Securities Act”) or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent we incorporate such reports by specific reference. In addition, these Reports shall not be deemed to be filed under either the Securities Act or the Exchange Act.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors to file initial reports of ownership and reports of changes in that ownership with the SEC. Specific due dates for these reports have been established and we are required to disclose in our Proxy Statement any failure to file by these dates in 2023.
Based solely on review of the reports received by the Company, and on written representations from certain reporting persons, the Company believes the persons subject to Section 16(a) reporting complied with applicable SEC filing requirements during 2023.

ADDITIONAL INFORMATION - COSTS OF SOLICITATION
Eliminating Duplicate Mailings. If you share an address with other shareholders of the Company, you may receive notification that you are being sent only a single copy of the proxy materials, unless your bank, broker or other nominee that provides the notification receives contrary instructions from the affected shareholders. This practice, permitted under SEC rules and commonly referred to as “householding”, is designed to provide extra convenience for shareholders and potential cost savings for companies.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your broker if your shares of Common Stock are held in a brokerage account or the Company if you hold registered shares of Common Stock. We will promptly deliver a separate copy of the proxy materials, including the Annual Report, upon request. You can notify the Company by sending a written request to the attention of the Company’s Corporate Secretary to our principal executive offices..
Costs of Solicitation. We are required by law to convene an annual meeting of shareholders at which directors are elected. Because our shares of Common Stock are widely held, it would be impractical for our shareholders to meet physically in sufficient numbers to hold a meeting. Accordingly, the Company is soliciting proxies from our shareholders. United States federal securities laws require us to send you this Proxy Statement, and any amendments and supplements thereto, and to specify the information required to be contained in it. The Company will bear the costs of calling and holding the Annual Meeting and the solicitation of proxies therefor. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to shareholders of record and beneficial owners, and reimbursements paid to brokerage firms, banks and other fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders and obtaining voting instructions of beneficial owners. In addition to soliciting proxies by mail, directors, officers and employees may solicit proxies on behalf of the Board, without additional compensation, personally or by telephone. We may also solicit proxies by e-mail from shareholders who are our employees or who previously requested to receive proxy materials electronically. The Company has retained Morrow Sodali LLC (“Morrow”) to solicit proxies for a fee of $7,500 plus reimbursement of reasonable expenses.

LEE ENTERPRISES, INCORPORATED
SHAREOWNER SERVICES
P.O. BOX 64945
ST. PAUL, MN 55164-0945

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LEE2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V27750-P02436 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LEE ENTERPRISES, INCORPORATED

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR NOMINEES 1 AND 2.

	For All	Withhold All	For All Except
1. Elect two directors, each for a term of three years expiring at the 2027 annual meeting of the shareholders. 01) Steven C. Fletcher 02) Shaun McAlmont	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

THIS PROXY when properly executed will be voted as directed or, if no direction is given and on such other business as may properly come before the Annual Meeting or any adjournment thereof, will be voted as the Board recommends or otherwise determines in its discretion.

PLEASE SIGN exactly as your name(s) appear(s) on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V27751-P02436

LEE ENTERPRISES, INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS

February 22, 2024
9:00 a.m. CST

Via Live Webcast
Davenport, IA 52807

4600 E. 53rd Street
Davenport, IA 52807

PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 22, 2024.

The shares of stock that you hold in the account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR ALL" on Item 1 and "FOR" on Items 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Mary E. Junck and Herbert W. Moloney III, and each of them, with full power of substitution, to vote the shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

APPENDIX A

NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA is a non-GAAP (Generally Accepted Accounting Principles) financial measure that enhances financial statement users’ overall understanding of the operating performance of the Company. The measure isolates unusual, infrequent, or non-cash transactions from the operating performance of the business. This allows users to easily compare operating performance among various fiscal periods and how management measures the performance of the business. This measure also provides users with a benchmark that can be used when forecasting future operating performance of the Company that excludes unusual, nonrecurring or one time transactions. Adjusted EBITDA is also a component of the calculation used by shareholders and analysts to determine the value of our business when using the market approach, which applies a market multiple to financial metrics. It is also a measure used to calculate the leverage ratio of the Company, which is a key financial ratio monitored and used by the Company and its investors. Adjusted EBITDA is defined as net income (loss), plus non-operating expenses, income tax expense (benefit), depreciation and amortization, assets loss (gain) on sales, impairments and other, restructuring costs and other, stock compensation and our 50% share of EBITDA from TNI and MNI, minus equity in earnings of TNI and MNI and curtailment gains. TNI refers to TNI Partners publishing operations in Tucson, Arizona. MNI refers to Madison Newspapers, Inc. publishing operations in Madison, Wisconsin.

The table below reconciles Adjusted EBITDA for the fiscal year ended September 24, 2023 to net income, the most directly comparable measure under GAAP.

(Thousands of Dollars)	September 24, 2023

Net (loss) income	(2,733)
Adjusted to exclude
Income tax (benefit) expense	(349)
Non-operating expenses, net	40,251
Equity in earnings of TNI and MNI	(6,527)
Assets loss (gain) on sales, impairments and other, net	1,882
Depreciation and amortization	30,621
Restructuring costs and other	12,673
Stock compensation	1,806
Add:
Ownership share of TNI and MNI EBITDA (50%)	7,604
Adjusted EBITDA	85,228

Cash Costs represent a non-GAAP financial measure of operating expenses which are measured on an accrual basis and settled in cash. This measure is useful to investors in understanding the components of the Company’s cash-settled operating costs. Cash Costs can be used by financial statement users to assess the Company’s ability to manage and control its operating structure. Cash Costs are defined as compensation, newsprint and ink and other operating expenses. Depreciation and amortization, assets loss (gain) on sales, impairments and other, other non-cash operating expenses, and other non-operating expenses are excluded. Cash Costs also exclude restructuring costs and other, which are typically settled in cash.

The table below reconciles Cash Costs excluding unusual matters for the fiscal year ended September 24, 2023 to operating expenses, the most directly comparable measure under GAAP.

(Thousands of Dollars)	September 24, 2023

Operating expenses	660,496
Adjustments
Depreciation and amortization	30,621
Assets loss (gain) on sales, impairments and other, net	1,882
Restructuring costs and other	12,673
Cash Costs	615,320